UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 15, 2005

VORNADO REALTY TRUST
(Exact Name of Registrant as Specified in Charter)

Maryland	No. 001-11954	No. 22-1657560
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue New York, New York		10019
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 894-7000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                Other Events.

Public Offering of 6.625% Series I Cumulative Redeemable Preferred Shares by Vornado Realty Trust

On September 15, 2005, the Company issued and sold 3,400,000 of its 6.625% Series I Cumulative Redeemable Preferred Shares at $25.00 per share, in an underwritten public offering pursuant to an effective registration statement.  In connection with the offering, the Company and the Operating Partnership entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated.  A copy of that underwriting agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.  The press release issued in connection with this underwritten transaction is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01                Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

1.1           Underwriting Agreement, dated September 13, 2005, among Vornado Realty Trust, Vornado Realty L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

99.1         Press Release, dated September 14, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY TRUST (Registrant)

	By:	/s/ Joseph Macnow
		Name:	Joseph Macnow
		Title:	Executive Vice President - Finance and Administration and Chief Financial Officer

Date: September 20, 2005

EXHIBIT INDEX

1.1	Underwriting Agreement, dated September 13, 2005, among Vornado Realty Trust, Vornado Realty L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

99.1	Press Release, dated September 14, 2005